UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  March 1, 1999

                            C&F FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in Its Chapter)

Virginia                                000-23423                54-1680165
(State or other jurisdiction of         (Commission           (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)




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                             Eighth and Main Streets
                                  P.O. Box 391
                           West Point, Virginia 23181
                    (Address of principal executive offices)
                         (Registrant's telephone number,
                       including area code):(804-843-2360)


                           ---------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events

(a) As explained in the attached press release, the board of directors of C&F Financial Corporation recently approved the repurchase of up to 250,000 shares of Company common stock in blocks of 10,000 shares or higher at a price of $20.00 per share or less. Management believes it has agreements to buy 235,000 shares from six shareholders by March 12, 1999. If management does not acquire all 250,000 shares from large block holders, it may, at its discretion, purchase shares from the market, with total shares being purchased not to exceed 250,000. The Company still will be well-capitalized, as defined under applicable bank holding company regulations, after completing the repurchase.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         C&F FINANCIAL CORPORATION,
                                         REGISTRANT

Date:  March 1, 1999                     By: /s/ Larry G. Dillon
                                            ---------------------------------
                                         Larry G. Dillon
                                         President & Chief Executive Officer